                                                                    EXHIBIT 11.1


                        PHYSICIAN CORPORATION OF AMERICA
                        COMPUTATION OF EARNINGS PER SHARE


                                               YEARS ENDED DECEMBER 31,
                                    ------------------------------------------
                                         1996           1995          1994
                                    --------------  -------------  -----------
Net (loss) earnings                 $(277,685,000)  $(24,596,000)  $52,547,000
                                    --------------  -------------  -----------
                                    --------------  -------------  -----------
Number of common shares and
 common share equivalents:
  Primary........................      38,757,660     39,969,520    40,474,615
                                    --------------  -------------  -----------
                                    --------------  -------------  -----------
  Fully diluted..................      38,757,660     39,969,520    40,528,878
                                    --------------  -------------  -----------
                                    --------------  -------------  -----------
Net (loss) earnings per common and
 common equivalent share.........         $(7.16)         $(0.62)        $1.30
                                    --------------  -------------  -----------
                                    --------------  -------------  -----------
Net (loss) earnings per common and
 common equivalent share assuming
 full dilution...................         $(7.16)         $(0.62)        $1.30
                                    --------------  -------------  -----------
                                    --------------  -------------  -----------